SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2013

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

17 South Briar Hollow Lane, Suite 100 Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 2.02.  Results of Operations and Financial Condition.

On August 7, 2013, Adams Resources & Energy, Inc., a Delaware corporation, issued a press release announcing a dividend and financial results for the second quarter ended June 30, 2013.  A copy of the earnings release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.  The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: August 7, 2013	By:/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Rick Abshire (713) 881-3609

ADAMS RESOURCES ANNOUNCES SECOND QUARTER EARNINGS AND DIVIDEND

Houston (August 7, 2013)--Adams Resources & Energy, Inc. (NYSE MKT-AE) announced second quarter 2013 unaudited net earnings of $6,330,000 or $1.50 per common share.  Revenues for the quarter totaled $965,874,000. Current net earnings compare to unaudited second quarter 2012 net earnings of $5,386,000 or $1.28 per common share.  For the six months ended June 30, 2013, net earnings were $14,345,000 or $3.40 per common share.

F.T. “Chip” Webster, President and Chief Executive Officer, attributed the 2013 earnings improvement to certain currently reduced non-cash operating losses relative to the prior comparative quarter.  During the second quarter of 2012 the Company incurred $5.6 million of net inventory and mark-to-market pre-tax valuation losses as the result of declining crude oil prices.  In contrast, similar losses totaled $1.5 million for the second quarter of 2013.  Mr. Webster added, “the Company continues to see volume growth within its crude oil marketing segment but unit margins have narrowed with stiffened competition”.

A summary of operating results is as follows:
	Second Quarter
	2013	2012

Operating Earnings (Expense)
Marketing	$10,546,000	$9,327,000
Transportation	1,833,000	2,258,000
Oil and gas	360,000	(557,000)
Administrative expenses	(2,703,000)	(2,465,000)
	10,036,000	8,563,000
Interest income, net	11,000	19,000
Income tax (provision)	(3,705,000)	(3,085,000)
Discontinued operations	(12,000)	(111,000)

Net earnings	$6,330,000	$5,386,000

The Company’s Board of Directors also declared a quarterly cash dividend in the amount of $.22 (22 cents) per common share, payable on September 17, 2013 to shareholders of record as of September 3, 2013.

The Company’s quarterly report on Form 10-Q for the period ended June 30, 2013 will be filed with the Securities and Exchange Commission on August 8, 2013 and will be available on the Company’s website at adamsresources.com.
……………………………………………….
The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated.  Such factors include, among others, (a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between commodity contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, (i) the availability of capital, (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities, (p) commodity price volatility, (q) demand for chemical based trucking operations, (r) successful completion of drilling activity, (s) financial soundness of customers and suppliers and (t) adverse world economic conditions.  These and other risks are described in the Company’s reports that are on file with the Securities and Exchange Commission.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenues	$1,919,375	$1,708,963	$965,874	$831,474

Costs, expenses and other	(1,896,694)	(1,690,979)	(955,827)	(822,892)
Income tax (provision)	(8,312)	(6,437)	(3,705)	(3,085)
Earnings from continuing operations	14,369	11,547	6,342	5,497
Earnings (loss) from discontinued
operations	(24)	414	(12)	(111)

Net earnings	$14,345	$11,961	$6,330	$5,386

Earnings (loss) per common share:
From continuing operations	$3.41	$2.74	$1.51	$1.31
From discontinued operations	(.01)	.10	(.01)	(.03)
Basic and diluted net earnings
per common share	$3.40	$2.84	$1.50	$1.28

Dividends per common share	$.22	$-	$.22	$-

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
	June 30,	December 31,
	2013	2012

ASSETS
Cash and marketable securities	$34,214	$47,239
Other current assets	293,444	277,317
Total current assets	327,658	324,556

Net property & equipment	95,644	90,712
Deposits and other assets	3,915	4,233
	$427,217	$419,501

LIABILITIES AND EQUITY
Total current liabilities	$259,416	$266,082
Other long-term liabilities	18,526	17,561
Shareholders’ equity	149,275	135,858
	$427,217	$419,501